January 29, 2014

Office of the Chief Accountant

Securities and Exchange Commission

100 F. Street, NE

Washington, D.C. 20549

Re:	China United Insurance Services, Inc.

Commission File Number 000-54994

Dear Sirs:

We have read the statements under Item 4.01 of the Current Report on Form 8-K to be filed with the Securities and Exchange Commission on January 29, 2014 regarding the change of auditors. We agree with all statements pertaining to Goldman Kurland and Mohidin LLP under item 4.01 (a).

Sincerely,

Goldman Kurland and Mohidin LLP